Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 16, 2006, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, Inc., including Waddell & Reed Advisors Bond Fund, for the year ended September 30, 2006, and our report dated August 15, 2006 relating to the financial statements and financial highlights of Waddell & Reed Advisors Accumulative Fund, Waddell  & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund for the year ended June 30, 2006, which are also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "Other Service Providers for the Acquiring Fund and the Acquired Fund" in the Combined Prospectus and Proxy Statement, which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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Kansas City, Missouri

March 19, 2007